UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2015

SELECT-TV SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-186461	99-0378854
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No._

1395 BRICKELL AVENUE, STE. 800

MIAMI, FLORIDA, 33131

(Address of principal executive offices)

(418)-264-7134

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In an effort to grow our business, we have entered into a series of agreements pursuant to which we have or will acquire assets related to end-to-end IPTV (Internet Protocol Television) and related solutions within the hospitality sector. We set out below a description of those agreements.

Acquisition of MyStay, Inc. Assets

On March 1, 2015, our wholly-owned subsidiary, Select-TV USA Holdings, Inc. entered into an Asset Purchase Agreement with MyStay, Inc. (“MyStay”) and Brooks Pickering for the immediate sale of certain assets of MyStay. The assets acquired under the Agreement include:

●	supply, sale, consulting and customer agreements or contracts between MyStay, and its customers, including hotels and other clients; and

●	MyStay’s equipment, inventory, goodwill, certain accounts receivable and certain intellectual property.

The assets of MyStay that were excluded from the acquisition include, MyStay’s gaming business, cash on hand, and any accounts receivable related to the excluded contracts or gaming business.

In exchange for the assets acquired under the Asset Purchase Agreement, we paid MyStay $400,000 (of which $250,000 had been paid prior to the date of the Asset Purchase Agreement) and 9,500,000 shares of our common stock.

One of the terms of the Asset Purchase Agreement was that we enter into an Employment Agreement with Brooks Pickering as described in Item 5.02 below. As concerns the Asset Purchase Agreement, Brooks Pickering is a related party as he is Chairman and Chief Executive Officer of MyStay, Inc, with an 85% ownership position.

Acquisition of Hotel in-room entertainment assets from JIFM Holdings

On February 19, 2015, our wholly-owned subsidiary, Select-TV USA Holdings, Inc. entered into an Asset Purchase Agreement with JIFM Holdings, LLC (“JIFM”).  Pursuant to the Agreement, we purchased assets, including four (4) proprietary IPTV software and hardware systems, accounts receivable, inventory, personal property and customer contracts that expand our technology base and customer base in our core market of hotel in-room entertainment systems. In exchange for the assets to be acquired under the Agreement, we are to pay JIFM $550,000, of which $300,000 was paid in cash on the date of the Agreement, $50,000 was paid within two days of the date of the Agreement and the remaining $200,000 is to be paid in the form of a 2% interest bearing note due May 15, 2015 issued by Select-TV USA Holdings, Inc. to JIFM on March 2, 2015.

The physical assets transferred under this Agreement include:

•	all source code for programs related to the delivery of interactive entertainment services to hotels; this source code has successfully been deployed in a significant number of hotels;
•	the inventory of in-room equipment, servers, TVs and ancillary products such as cabling that run or support the core applications deployed at hotels; the in-room inventory count is 200 units, the server count is 50 units and the TV count is 82 units;
•	all drawings and other material pertaining to the hardware and software products used in the delivery of IPTV services to hotels including the set-top box specifications, firmware specifications, system software, applications software;
•	all hotel customers currently under contract;
•	all accounts receivable; and
•	all other related physical assets (office equipment, furniture, IT equipment, etc.).

Acquisition of IPTV and other assets for delivery of Hotel services from Zon Capital;

On March 2, 2015, our wholly-owned subsidiary, Select-TV USA Holdings, Inc. entered into a Loan Purchase Agreement with Zon Capital Partners, LP for the purchase of certain loans owed to Zon Capital Partners, LP and the associated physical IPTV software and hardware assets, accounts receivable, inventory, personal property and customer contracts controlled by Zon Capital Partners, LP. In exchange for the loan acquired under the Agreement, we have paid Zon Capital $250,000 on the date of the Agreement.

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We are foreclosing on the loan acquired under the Agreement, and upon completion the physical assets to be acquired include:

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please see the information in Item 1.01 discussing the acquisition of the assets from MyStay.

Item 3.02 Unregistered Sales of Equity Securities.

As set out above in Item 1.01, we issued 9,500,000 shares of our common stock to MyStay as partial consideration for the acquisition of the assets under Asset Purchase Agreement. Additionally, as discussed in Item 5.01, we issued options to acquire up to 5,000,000 of our common shares to Brooks Pickering pursuant to an employment agreement, as discussed in Item 5.02. Each of these issuances of unregistered equity was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2015, we appointed Brooks Pickering as our President and our Chief Operating Officer. Prior to founding MyStay, Mr. Pickering has held several senior management positions with both public and private enterprises. He has successfully led six Companies as either CEO or President. Mr. Pickering is also a bonded State Court Receiver and Federal Bankruptcy Trustee and has served more than 30 appointments. As a successful real estate developer, Mr. Pickering completed multiple single-family home projects in the greater L.A. area, condominium developments in Redondo Beach, Santa Monica and Pacific Palisades, and was the developer of the largest adaptive re-use project in Downtown Los Angeles. In the last five years Mr. Pickering has worked for MyStay as its CEO (7/2011-present) and for Kelley Technologies as its President and CEO (4/2008-6/2011).

We entered into an Employment Agreement with Mr. Pickering dated, March 1, 2015, that set out the terms of his appointment. In exchange for acting as our President, Mr. Pickering is to receive:

●	A monthly salary, of $12,500 per month to be paid semi-monthly on the same schedule as the other employees of the Company (though this salary is to be increased to $25,000 (the “Base Salary”), if during the term of the Agreement, we have three months of positive EBITDA, or our shares of common stock are quoted on the AIM Stock Exchange, or the Board of Directors agrees to an increase at its sole discretion;
●	A semi-annual bonus equal to 75% of the Initial/Base Salary paid in the prior six-month period if we achieve our semi-annual target goals (the “Target Bonus”) (provided that if we achieve goals superior to those set by the Board of Directors, Mr. Pickering is eligible to receive additional bonuses of up to a total of 150% of the Initial/Base Salary. The Target Bonus has yet to be set by the Board of Directors;
●	The grant of options to acquire 2,500,000 shares of our common stock at $0.10 a share (i) 40% of which shall vest if we obtain gross advertising revenue in our 2015 fiscal year in an amount to be mutually agreed upon by us and Mr. Pickering, (ii) 50% of which shall vest upon the achievement of performance objectives in our 2015 fiscal year to be agreed upon based upon the budget and business plan for our 2015 fiscal year and (iii) 10% of which shall vest upon performance objectives to be mutually agreed upon relating to business leadership; and
●	The grant of options to acquire 2,500,000 shares of our common stock at $0.10 a share which shall vest if we obtain performance objectives in our 2016 fiscal year which objectives are to be mutually agreed upon by us and Mr. Pickering prior to November 30, 2015.

The term of the Agreement shall last until February 28, 2017, unless terminated prior thereto in accordance with the Agreement. If Mr. Pickering and the Company continue the Agreement after February 28, 2017, the term shall be extended on a month-to-month basis. We may terminate this Agreement without cause with 30 days’ notice, provided that we pay a fee equal to six months’ of Base Salary. We had paid Mr. Pickering a fee of $12,500 in each January and February of 2015 for work as a consultant.

The positions of President and Chief Operating Officer had been vacant for several months prior to Mr. Pickering’s appointment.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Title
10.1	Asset Purchase Agreement, dated March 1, 2015, among Select-TV USA Holdings, Inc., MyStay Inc. and Brooks Pickering
10.2	Asset Purchase Agreement, dated February 19, 2015, between Select-TV USA Holdings, Inc. and JIFM Holdings, LLC†
10.3	Form of Note issued by Select-TV USA Holdings, Inc.
10.4	Loan Purchase Agreement, dated March 2, 2015, between Select-TV USA Holdings, Inc. and Zon Capital Partners, LP†
10.5	Employment Agreement, dated March 1, 2015, between us and Brooks Pickering

†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been separately filed with the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Select-TV Solutions, Inc.

Dated: March 11, 2015	By:	/s/ Geoffrey Mott
Geoffrey Mott CEO